UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2022

UNUM GROUP
(Exact name of registrant as specified in its charter)

Delaware	001-11294	62-1598430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Fountain Square
Chattanooga, Tennessee 37402
(Address of principal executive offices) (Zip Code)

(423) 294-1011
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.10 par value	UNM	New York Stock Exchange
6.250% Junior Subordinated Notes due 2058	UNMA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 29, 2022, Cherie A. Pashley, Senior Vice President, Chief Accounting Officer of Unum Group (the “Company”), notified the Company of her resignation. Her last day with the Company will be July 8, 2022, following which Steven A. Zabel, Executive Vice President, Chief Financial Officer, will serve on an interim basis as the Company’s principal accounting officer until a successor has been named.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unum Group
(Registrant)

Date: June 30, 2022	By:	/s/ J. Paul Jullienne
		Name:	J. Paul Jullienne
		Title:	Vice President, Managing Counsel, and
Corporate Secretary